UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
April 28, 2021

PVH CORP. /DE/
(Exact name of registrant as specified in its charter)

Delaware	001-07572	13-1166910
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
200 MADISON AVENUE, NEW YORK, New York		10016
(Address of principal executive offices)		(Zip Code)
Registrant's telephone number, including area code (212)-381-3500
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
   (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
   (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	PVH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT; ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
New Credit Agreement
On April 28, 2021 (the “Closing Date”), PVH Corp. (the “Company”) entered into a Credit Agreement (the “Credit Agreement”) by and among the Company, the lenders party thereto from time to time, and Barclays Bank PLC as administrative agent.
The following is a description of the material terms of the Credit Agreement:
The Credit Agreement consists of a $275,000,000 U.S. dollar-denominated revolving credit facility (the “Revolving Credit Facility”), under which the Company is the borrower.
Currently, no Company subsidiary has guaranteed the Company’s obligations under the Credit Agreement and the obligations under the Credit Agreement are unsecured. The Company can cause any of its subsidiaries to guarantee its obligations under the Credit Agreement by providing the administrative agent a counterpart agreement pursuant to which such subsidiary agrees to become a guarantor. In addition, if a specified credit ratings decrease (as described in the Credit Agreement) occurs during the Covenant Relief Period (as defined below), (i) the Company must cause each of its wholly owned United States subsidiaries (subject to certain customary exceptions) to become a guarantor under the Credit Agreement and (ii) the Company and each subsidiary guarantor must grant liens in favor of Barclays Bank PLC, as collateral agent, on substantially all of their respective assets (subject to customary exceptions). The foregoing must be completed within 120 days after the occurrence of the specified ratings decrease.  The “Covenant Relief Period” is the period commencing on the Closing Date and (unless terminated before such date by the Company in accordance with the terms of the Credit Agreement) ending on the date on which the administrative agent receives the Company’s compliance certificate in respect of the Company’s second fiscal quarter in its 2021 fiscal year.
The Revolving Credit Facility will mature on April 27, 2022.
The outstanding borrowings under the Credit Agreement are prepayable at any time without penalty (other than customary breakage costs).  The borrowings under the Credit Agreement bear interest at a rate equal to an applicable margin plus, as determined at the Company’s option, either (a) a base rate determined by reference to the greater of (i) the prime rate, (ii) the United States federal funds effective rate plus 1/2 of 1.00% and (iii) a one-month reserve adjusted Eurocurrency rate plus 1.00% or (b) an adjusted Eurocurrency rate, calculated in a manner set forth in the Credit Agreement.

The initial applicable margin with respect to borrowings will be 1.375% for adjusted Eurocurrency rate loans and 0.375% for base rate loans, respectively, plus, in each case until the termination of the Covenant Relief Period (including the date of such termination), 0.25%. After the date of delivery of the compliance certificate and financial statements with respect to the Company’s fiscal quarter in which the Closing Date occurs, the applicable margin for borrowings will be subject to adjustment based upon the Company’s net leverage ratio and/or public debt rating (as more fully described in the Credit Agreement) plus, until the termination of the Covenant Relief Period (including the date of such termination), 0.25%.
The Company has not yet made any borrowing under the Credit Agreement.
The Credit Agreement requires the Company to comply with customary affirmative, negative and financial covenants.  The Credit Agreement requires the Company to maintain a minimum interest coverage ratio and a maximum net leverage ratio, except that during the Covenant Relief Period, the Company will not be subject to the minimum interest coverage ratio or the maximum net leverage ratio financial covenant, but is required to maintain minimum liquidity (as described in the Credit Agreement) of at least $400,000,000. The method of calculating all of the components used in such financial covenants is set forth in the Credit Agreement.
The Credit Agreement contains customary events of default, including but not limited to, nonpayment; material inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; cross-default to material indebtedness; certain material judgments; certain events related to the Employee Retirement Income Security Act of 1974, as amended; certain events related to certain of the guarantees by certain of the Company’s subsidiaries, if applicable, and certain pledges of its assets and those of certain of its subsidiaries, if applicable, as security for the obligations under the Credit Agreement; and a change in control (as defined in the Credit Agreement).
Amendment to Credit and Guaranty Agreement, Dated as of April 29, 2019
On April 28, 2021, the Company, together with certain of its subsidiaries, also entered into an amendment (the “Amendment”) to its Credit and Guaranty Agreement, dated as of April 29, 2019, among the Company and such subsidiaries, Barclays Bank PLC as Administrative Agent, Joint Lead Arranger and Joint Lead Bookrunner, Citibank, N.A. as Syndication Agent, Joint Lead Arranger and Joint Lead Bookrunner, Merrill Lynch, Pierce, Fenner & Smith Incorporated as Syndication Agent, Joint Lead Arranger and Joint Lead Bookrunner, JPMorgan Chase Bank, N.A. as Documentation Agent, Joint Lead Arranger and Joint Lead Bookrunner, Royal Bank of Canada as Documentation Agent, MUFG Securities Americas Inc. as Documentation Agent, US Bancorp as Documentation Agent, Wells Fargo Securities, LLC as Documentation Agent and RBC Capital Markets, LLC as Joint Lead Arranger and Joint Lead Bookrunner, as the same was previously amended.
The Amendment permits the incurrence of any liens securing the Credit Agreement, if and when required, as discussed above.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2021	PVH CORP.

By: /s/ Mark D. Fischer
Mark D. Fischer
Executive Vice President, General Counsel and Secretary